ARV-471: Robust Development Plans with Multiple Milestones CDK, cyclin-dependent kinase; SABCS, San Antonio Breast Cancer Symposium 2022+ 2H 2021 Complete Phase 1 dose escalation data (anticipated at SABCS) Initiate Phase 1b combination study with everolimus Begin Phase 2 study in early breast cancer (neoadjuvant setting) VERITAC Phase 2 data Phase 1b IBRANCE® (palbociclib) combination study data Phase 1b everolimus combination study data Ph 3 studies across multiple lines of therapy (+/- CDK4/6 inhibitor) Pivotal early BC program Umbrella study to explore multiple combination agents Exhibit 99.2

We are Progressing our Pipeline of Validated and "Undruggable" Targets in Oncology, Immuno-oncology, and Neuroscience

	ARVN Program	Indication	Exploratory	Research	IND Enabling	Phase 1	Phase 2	Phase 3
Oncology / Immuno-oncology	ARV-110	mCRPC						
	ARV-766	mCRPC						
	AR-V7†	mCRPC						
	ARV-471	ER+/HER2- Breast Cancer						Global Partners with Pfizer
	BCL6	B-cell Malignancies		IND 2022				
	KRAS G12D/V†	NSCLC, CRC, Pancreatic		IND 2023				
	Undisclosed	Solid Malignancies		IND 2022				
	Myc†	Solid Malignancies						
	HPK1	Solid Malignancies						
Neuroscience	Tau†	FTLD-TAU, PSP, AD		IND 2022				
	Alpha Synuclein	MSA, Parkinson's						
	mHTT	Huntington's						
	Undisclosed	Neurodegeneration						

†Denotes historically undruggable proteins

Note: Pipeline is non-exhaustive and IND dates are anticipated.

mCRPC, metastatic castration-resistant prostate cancer; ER+/HER2-, estrogen receptor+/human epidermal growth factor receptor 2-; NSCLC, non-small-cell lung carcinoma; CRC, colorectal cancer; FTLD-tau, frontotemporal lobar degeneration-tau; PSP, progressive supranuclear palsy; MSA, multiple systems atrophy

ARVINAS

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